UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2020

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552
(Address of principal executive offices) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

GTJ REIT, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 4, 2020.  Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting of Stockholders.

1. The election of three Class II directors to serve for a term of three years and one Class III director to serve for a term of one year.

The following four directors were elected based on the following vote totals:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul Cooper	7,307,143	83,370	44,379	35,042
Louis Sheinker	7,292,252	92,711	49,929	35,042
Stanley Perla	7,196,839	92,711	145,342	35,042
Brandon Konigsberg	7,173,014	80,783	181,095	35,042

2. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The stockholders ratified the appointment of BDO USA, LLP based on the following vote totals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,304,761	11,329	153,844	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2020

GTJ REIT, Inc.

By:	/s/ Louis Sheinker
Louis Sheinker
President and Chief Operating Officer